Exhibit 99.1

EXHIBIT 5.8(a)

To the Agreement and

Plan of Reorganization

FORM OF BAYK AFFILIATE AGREEMENT

THIS AFFILIATE AGREEMENT (the “Agreement”), dated as of August 12, 2020, is by and among BLUE RIDGE BANKSHARES, INC., a Virginia corporation (“BRBS”), BAY BANKS OF VIRGINIA, INC., a Virginia corporation (“BAYK”), and the undersigned shareholder of BAYK (“Shareholder”). All capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (as defined herein).

WHEREAS, the Boards of Directors of BRBS and BAYK have approved a business combination of their companies through the merger (the “Merger”) of BAYK with and into BRBS pursuant to the terms and conditions of an Agreement and Plan of Reorganization, dated as of August 12, 2020, by and between BRBS and BAYK, and a related Plan of Merger (together, the “Merger Agreement”);

WHEREAS, Shareholder is the beneficial and/or registered owner of, and has the sole right and power to vote or direct the disposition of the number of shares of common stock, par value $5.00 per share, of BAYK (“BAYK Common Stock”) set forth below Shareholder’s name on the signature page hereto (such shares, together with all shares of BAYK Common Stock subsequently acquired by Shareholder during the term of this Agreement, but excluding the shares of common stock described in the last sentence of Section 5(a) hereof, are referred to herein as the “Shares”); and

WHEREAS, as a condition and inducement to BRBS and BAYK entering into the Merger Agreement, Shareholder has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of the covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and other good and valuable consideration (including the merger consideration set forth in Article 2 of the Merger Agreement), the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Agreement to Vote.

During the term of this Agreement and at such time as BAYK conducts the BAYK Shareholders Meeting, except as provided in Section 5(b) hereof, Shareholder agrees to vote or cause to be voted all of the Shares, and to cause any holder of record of the Shares to vote all such Shares, in person or by proxy: (i) in favor of the Merger Agreement at the BAYK Shareholders Meeting; and (ii) against (A) any Acquisition Proposal, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of BAYK under the Merger Agreement or of Shareholder under this Agreement and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of conditions of BRBS or BAYK under the Merger Agreement.

2. Covenants of Shareholder.

The Shareholder covenants and agrees as follows:

(a) Ownership. The Shareholder is the beneficial and/or registered owner of the Shares as set forth below Shareholder’s name on the signature page hereto. Except for Shareholder’s Shares, Shareholder is not the beneficial or registered owner of any other shares of BAYK Common Stock or rights to acquire shares of BAYK Common Stock and for which Shareholder has the sole right and power to vote and/or dispose. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b) Restrictions on Transfer and Dispositions. During the term of this Agreement, Shareholder will not sell, pledge, hypothecate, grant a security interest in, transfer or otherwise dispose of or encumber any of the Shares and will not enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting Shareholder’s Shares in accordance with Section 1 hereof) which would during that term (i) restrict, (ii) establish a right of first refusal to, or (iii) otherwise relate to, the transfer or voting of the Shares. In addition, during the term of this Agreement, Shareholder will not sell, directly or indirectly, any shares of BRBS Common Stock in a transaction or transactions effected over the NYSE American market.

(c) Authority. The Shareholder has full power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(d) No Breach. None of the execution and delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, loan and credit arrangements, Liens (as defined in Section 2(e) below), trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Shareholder is a party or bound or to which the Shares are subject.

(e) No Liens. The Shares and the certificates representing the Shares are now, and at all times during the term of this Agreement, will be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of all pledges, liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (each, a “Lien”), except for (i) any Liens arising hereunder and (ii) Liens, if any, which have been disclosed to BRBS in writing.

(f) Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his or her obligations under this Agreement and the consummation by him or her of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

(g) Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of his or her affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Shareholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby.

(h) No Solicitation. During the term of this Agreement, Shareholder shall not, nor shall he or she permit any investment banker, attorney or other adviser or representative of Shareholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

(i) Statements. The Shareholder shall not make any statement, written or oral, to the effect that he or she does not support the Merger or that other shareholders of BAYK should not support the Merger.

3. No Prior Proxies.

The Shareholder represents, warrants and covenants that any proxies or voting rights previously given in respect of the Shares are revocable, and that any such proxies or voting rights are hereby irrevocably revoked.

4. Certain Events.

The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including Shareholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of BAYK affecting the Shares, the number of Shares subject to the terms of this Agreement shall be appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional securities of BAYK issued to or acquired by Shareholder.

5. Capacity; Obligation to Vote.

(a) Notwithstanding anything in this Agreement to the contrary, in the event that the Board of Directors of BAYK is permitted to engage in negotiations or discussions with any person who made an unsolicited bona fide written Acquisition Proposal in accordance with Section 5.5 of the Merger Agreement, Shareholder shall be permitted, at the request of the Board of Directors of BAYK, to respond to inquiries from, and discuss such Acquisition Proposal with, the Board of Directors of BAYK. With respect to the terms of this Agreement relating to the Shares, this Agreement relates solely to the capacity of Shareholder as a stockholder or other beneficial owner of the Shares and is not in any way intended to affect or prevent the exercise by

Shareholder of his or her responsibilities as a director or officer of BAYK, including actions permitted to be taken in compliance with Section 5.5 of the Merger Agreement. The term “Shares” shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary, and this Agreement is not in any way intended to affect the exercise by Shareholder of his or her fiduciary responsibility in respect of any such securities.

(b) The parties hereto agree that, notwithstanding the provisions contained in Section 1 hereof, Shareholder shall not be obligated to vote as required in Section 1 of this Agreement in the event that (i) BRBS is in material default with respect to any covenant, representation, warranty or agreement with respect to it contained in the Merger Agreement, or (ii) BAYK is otherwise entitled to terminate the Merger Agreement.

6. Term; Termination.

The term of this Agreement shall commence on the date hereof. This Agreement shall terminate upon the earlier of (i) the Effective Time of the Merger, or (ii) termination of the Merger Agreement in accordance with Article 7 of the Merger Agreement. Other than as provided for herein, following the termination of this Agreement, there shall be no further liabilities or obligations hereunder on the part of Shareholder, BAYK or BRBS, or their respective officers or directors, except that nothing in this Section 6 shall relieve any party hereto from any liability for breach of this Agreement before such termination.

7. Stop Transfer Order.

In furtherance of this Agreement, as soon as practicable after the date hereof, Shareholder shall authorize and instruct BAYK to instruct its transfer agent to enter a stop transfer order with respect to all of Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 6 hereof.

8. Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. Each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity. Each party hereto waives the posting of any bond or security in connection with any proceeding related thereto.

9. Banking Relationships.

Notwithstanding any other terms and provisions of this Agreement, including Section 6, the Shareholder further covenants and agrees that (i) from the date hereof and through the Subsidiary Merger Effective Time, he or she will use best efforts to maintain and continue with Virginia Commonwealth Bank such banking relationships (e.g., lending, deposit or other accounts) that the Shareholder (or affiliates thereof) currently maintains with BAYK and Virginia Commonwealth Bank, in form and substance substantially the same as currently maintained; and (ii) after the

Subsidiary Bank Merger and until the one (1) year anniversary of the Subsidiary Bank Merger, he or she will use best efforts to maintain and continue with BRBS and Blue Ridge Bank such banking relationships that the Shareholder (or affiliates thereof) maintained with BAYK and Virginia Commonwealth Bank prior to the Subsidiary Bank Merger.

10. Amendments.

This Agreement may not be modified, amended, altered or supplemented except by execution and delivery of a written agreement by the parties hereto.

11. Governing Law.

This Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

12. Notices.

All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission and on the next business day when sent by a reputable overnight courier service as follows: (i) with respect to BRBS or BAYK, the applicable address set forth in Section 8.5 of the Merger Agreement, and (ii) with respect to Shareholder, at the address for Shareholder shown on the records of BAYK.

13. Benefit of Agreement; Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that the parties hereto may not transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the other parties.

(b) The parties hereto agree and designate Virginia Commonwealth Bank as a third-party beneficiary of this Agreement, with Virginia Commonwealth Bank having the right to enforce the terms hereof.

14. Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. A facsimile copy or electronic transmission of the signature page hereto shall be deemed to be an original signature page.

15. Severability.

In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

[signatures on following page]

IN WITNESS WHEREOF, BRBS, BAYK and Shareholder have caused this Agreement to be duly executed as of the date and year first above written.

BLUE RIDGE BANKSHARES, INC.

By:
Brian K. Plum
President and Chief Executive Officer

BAY BANKS OF VIRGINIA, INC.

By:
Randal R. Greene
President and Chief Executive Officer

SHAREHOLDER

[Insert Name]

Number of Shares
(including restricted stock):